UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 10, 2015

Gramercy Property Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Fifth Avenue, 30th Floor New York, New York	10175
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The information included under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 10, 2015, Gramercy Property Trust Inc. (including its direct and indirect subsidiaries, the “Company”), closed on a 20-year sale leaseback transaction (the “Transaction”) with LTF Holdings, Inc. (together with its affiliates, “Seller”), to acquire a portfolio (the “Portfolio”) of ten large-format fitness centers comprising approximately 1.3 million square feet located in Colorado (two properties), Michigan, Minnesota, Nevada, Ohio, Tennessee, Texas, Oklahoma and Virginia.  The properties are leased to the Seller on multiple 20-year net leases with four, five-year renewal options and 10% escalations every five years.  The purchase price paid by the Company to the Sellers for the properties was approximately $300.5 million.

The Portfolio was owned by Life Time Fitness, Inc. (“Life Time”), and the Seller acquired the right to convey the properties to the Company immediately prior to the closing of the Transaction on June 10, 2015, pursuant to the closing of the previously announced merger of a subsidiary of Seller with and into Life Time, whereby Life Time became an indirect, wholly owned subsidiary of Seller.  The Transaction was consummated pursuant to the terms and conditions of an Agreement for Purchase and Sale of Real Estate, dated May 15, 2015, by and between the Company and Seller (the “Purchase Agreement”).  The Purchase Agreement contains customary representations, warranties and covenants.  The Purchase Agreement also contains customary closing conditions, including that the Seller become owner of the Portfolio (indirectly) and that the aforementioned leases with Seller have been executed.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 or to a Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

 The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Initial Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gramercy Property Trust Inc.

Date: June 11, 2015	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer